                                                                     Exhibit (j)

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the
HSBC Investor Funds
HSBC Advisor Funds Trust
HSBC Investor Portfolios:

We consent to the use of our reports dated December 27, 2005 for the HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ KPMG LLP
KPMG LLP
Columbus, Ohio
February 27, 2006